Exhibit 99.4

Dear Member:

We are pleased to announce that the Boards of Directors of Kearny Bank, Kearny MHC and Kearny Financial Corp. have unanimously adopted a plan of conversion and reorganization under which we will convert from the mutual holding company form to the full stock form of organization. We believe this transition to a more familiar and flexible organizational structure will better support our continued growth and eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation. As part of the conversion, we intend to make a $10 million contribution of cash and shares of our common stock to a new charitable foundation, the KearnyBank Foundation, which will be dedicated to supporting charitable causes within the communities in which we operate.

The Proxy Card

As a depositor or qualifying borrower of Kearny Bank (formerly known as Kearny Federal Savings Bank) (including certain former depositors and certain former borrowers of Atlas Bank), you are a member of Kearny MHC. To accomplish the conversion and the establishment and funding of the foundation, your participation is extremely important. On behalf of the Board of Directors, I ask that you help us meet our goal by reading the enclosed material and then casting your vote “FOR” the plan of conversion and reorganization and “FOR” the establishment of the foundation. You may vote by mail by returning your proxy in the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote all proxy cards received. There are no duplicates.

If the plan of conversion and reorganization is approved, let me assure you that:

•	existing deposit accounts and loans will not undergo any change;

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and

•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Order Form

As a qualifying depositor or borrower, you also have nontransferable rights to subscribe for shares of common stock of our new holding company, Kearny Financial Corp., on a priority basis. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Kearny Financial Corp., together with your payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 250 Valley Boulevard, Wood-Ridge, NJ 07075. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by Kearny Financial Corp. no later than 4:00 p.m., Eastern Time, on     day,              , 2015.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (        )         -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Craig L. Montanaro

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

M

Dear Friend of Kearny Bank:

We are pleased to announce that the Boards of Directors of Kearny Bank, Kearny MHC and Kearny Financial Corp. have unanimously adopted a plan of conversion and reorganization under which we will convert from the mutual holding company form to the full stock form of organization. We believe this transition to a more familiar and flexible organizational structure will better support our continued growth and eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation. As part of the conversion, we intend to make a $10 million contribution of cash and shares of our common stock to a new charitable foundation, the KearnyBank Foundation, which will be dedicated to supporting charitable causes within the communities in which we operate.

As a former depositor of Kearny Bank (formerly known as Kearny Federal Savings Bank) or Atlas Bank (which was acquired by Kearny Bank on June 30, 2014), you have nontransferable rights to subscribe for shares of common stock of our new holding company, Kearny Financial Corp., on a priority basis. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Kearny Financial Corp., together with your payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 250 Valley Boulevard, Wood-Ridge, NJ 07075. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by Kearny Financial Corp. no later than 4:00 p.m., Eastern Time, on     day,              , 2015.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (        )         -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Craig L. Montanaro

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

F

Dear Member:

We are pleased to announce that the Boards of Directors of Kearny Bank, Kearny MHC and Kearny Financial Corp. have unanimously adopted a plan of conversion and reorganization under which we will convert from the mutual holding company form to the full stock form of organization. We believe this transition to a more familiar and flexible organizational structure will better support our continued growth and eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation. As part of the conversion, we intend to make a $10 million contribution of cash and shares of our common stock to a new charitable foundation, the KearnyBank Foundation, which will be dedicated to supporting charitable causes within the communities in which we operate.

As a depositor or qualifying borrower of Kearny Bank (formerly known as Kearny Federal Savings Bank) (including certain former depositors and certain former borrowers of Atlas Bank), you are a member of Kearny MHC. To accomplish the conversion and the establishment and funding of the foundation, your participation is extremely important. On behalf of the Board of Directors, I ask that you help us meet our goal by reading the enclosed material and then casting your vote “FOR” the plan of conversion and reorganization and “FOR” the establishment of the foundation. You may vote by mail by returning your proxy in the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote all proxy cards received. There are no duplicates.

If the plan of conversion and reorganization is approved let me assure you that:

•	existing deposit accounts and loans will not undergo any change; and

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your jurisdiction require us to register (1) the to-be-issued common stock of Kearny Financial Corp. or (2) an agent of Kearny Bank to solicit the sale of such stock, and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (        )         -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Craig L. Montanaro

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

B

Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the stock offering by Kearny Financial Corp., the proposed new holding company for Kearny Bank (formerly known as Kearny Federal Savings Bank). This information packet includes the following:

PROSPECTUS: This document provides detailed information about our proposed conversion from the mutual holding company form to the full stock form of organization and the related stock offering by Kearny Financial Corp. Please read it carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock. Please complete the form and return it to Kearny Financial Corp., together with your payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 250 Valley Boulevard, Wood-Ridge, NJ 07075. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by Kearny Financial Corp. no later than 4:00 p.m., Eastern Time, on     day,             , 2015.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions after reading the enclosed material, please call our Stock Information Center at (        )         -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Craig L. Montanaro

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

I

Dear Prospective Investor:

At the request of Kearny Financial Corp., we have enclosed materials regarding the Company’s offering of common stock in connection with the conversion and reorganization of Kearny MHC from the mutual holding company form to the full stock form of organization. Materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Kearny Financial Corp.

Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, please call the Stock Information Center at (        )         -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Sandler O’Neill representative. If you decide to subscribe for shares, your order, together with your payment for the shares, must be physically received (not postmarked) by Kearny Financial Corp. no later than 4:00 p.m., Eastern Time, on     day,             , 2015.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

D

PROXY

Q&A

Questions & Answers

About Voting

Proxy Questions and Answers

Questions & Answers About Voting

We are pleased to announce that the Boards of Directors of Kearny Bank (formerly known as Kearny Federal Savings Bank), Kearny MHC and Kearny Financial Corp. have unanimously adopted a plan of conversion and reorganization (the “Plan”) under which we will convert from the mutual holding company form to the full stock form of organization. To continue our commitment to our local community, as part of the conversion we intend to make a $10 million contribution of cash and shares of our common stock to a new charitable foundation, the KearnyBank Foundation, which will be dedicated to supporting charitable causes within the communities in which we operate. The Plan and the establishment and funding of the foundation must be approved by the members of Kearny MHC at a special meeting of members. Your Board of Directors urges you to vote “FOR” the Plan and “FOR” the establishment and funding of the foundation.

Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote all proxy cards received. There are no duplicates.

Q.	Why is Kearny converting from the mutual holding company form to the full stock form of organization?

A.	We are converting because we believe that the transition to a more familiar and flexible organizational structure will better support our continued growth and eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation.

Q.	Is Kearny Bank being sold to another bank?

A.	No. The conversion is simply a change in our organizational structure; we are not being sold to or merged with any other bank.

Q.	What changes will occur as a result of the conversion? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The conversion will have no effect on the staffing, products or services we offer to our customers through our offices, except to enable us to potentially add additional products and services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible by law. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who is eligible to vote on the conversion?

A.	Depositors and certain borrowers of Kearny Bank as of the close of business on , 2015, who continue to be depositors and borrowers of Kearny Bank as of the date of the special meeting of members, are eligible to vote at the special meeting of members.

Q.	What vote is required to approve the Plan and the establishment and funding of the foundation?

A.	The Plan and the establishment and funding of the charitable foundation must be approved by the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Kearny MHC at the special meeting of members.

Q.	Why did I receive several proxies?

A.	If you have more than one deposit account, you may have received more than one proxy, depending upon the ownership structure of your accounts. You will also receive a separate proxy statement and proxy card if you are a stockholder of Kearny Financial Corp. Please vote all proxy cards that you received. There are no duplicates.

Q.	Does my vote for the conversion mean that I must buy common stock of Kearny Financial Corp.?

A.	No. Voting for the Plan does not obligate you to buy any shares of common stock of Kearny Financial Corp.

Q.	How do I vote my proxy?

A.	You can vote by mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN” or by telephone or Internet as instructed on the proxy card.

Q.	Are two signatures required on the proxy card for a joint account?

A.	No. Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary. Please indicate your title on the proxy card.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.

About The Charitable Foundation

Q.	What is the KearnyBank Foundation and why is it being established?

A.	To continue our commitment to our local community, as part of the conversion we intend to establish a new charitable foundation, the KearnyBank Foundation, which will complement our existing charitable organization. We intend to fund the new foundation with a contribution of $10 million of cash and shares of our common stock. The foundation will be dedicated to supporting charitable causes within the communities in which we operate.

Q.	Will the KearnyBank Foundation be established and funded if the conversion is not approved and completed?

A.	No. The charitable foundation will be established and funded only if both the Plan and the foundation are approved. However, if the foundation is not approved and we receive all other necessary conversion approvals, we may complete the conversion without the foundation.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Kearny MHC’s proxy statement and Kearny Financial Corp.’s prospectus that accompany this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at ( ) - , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Additional material may only be obtained from the Stock Information Center.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

STOCK

Q&A

Questions & Answers

About the Stock Offering

Stock Questions and Answers

Questions & Answers About the Stock Offering

We are pleased to announce that the Boards of Directors of Kearny Bank (formerly known as Kearny Federal Savings Bank), Kearny MHC and Kearny Financial Corp. have unanimously adopted a plan of conversion and reorganization (the “Plan”) under which we will convert from the mutual holding company form to the full stock form of organization. To continue our commitment to our local community, as part of the conversion we intend to make a $10 million contribution of cash and shares of our common stock to a new charitable foundation, the KearnyBank Foundation, which will be dedicated to supporting charitable causes within the communities in which we operate. In connection with the conversion, Kearny Financial Corp., a Maryland corporation and the proposed new holding company for Kearny Bank, is offering up to 78,775,000 shares of common stock for sale at $10.00 per share in a subscription offering and, if held, a community offering.

Investing in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus before making an investment decision.

Q.	Who can purchase stock in the subscription offering?

A.	Only eligible depositors and certain borrowers of Kearny Bank and Atlas Bank and Kearny Bank’s tax-qualified employee stock benefit plans may purchase shares of stock in the subscription offering. The common stock is being offered in the following order of priority:

1)	Eligible Account Holders—depositors of Kearny Bank or Atlas Bank with aggregate balances of $50 or more at the close of business on July 31, 2013.

2)	Kearny Bank’s tax-qualified employee stock benefit plans.

3)	Supplemental Eligible Account Holders—depositors of Kearny Federal Savings Bank with aggregate balances of $50 or more at the close of business on , 2015 and who are not otherwise eligible in category 1 above.

4)	Other Members—depositors of Kearny Bank at the close of business on , 2015 and borrowers of Kearny Bank as of January 18, 1995 or Atlas Bank as of February 17, 2010, whose loans continued to be outstanding at the close of business on , 2015, and who are not otherwise eligible in categories 1 or 3 above.

Q.	I am not eligible to purchase stock in the subscription offering. May I still place an order to purchase shares?

A.	Subject to the priority rights of qualifying depositors and borrowers and the Bank’s stock benefit plans in the subscription offering, common stock may be offered to the general public in a community offering, with priority to natural persons (including trusts of natural persons) residing in the New Jersey counties of Bergen, Essex, Hudson Middlesex, Monmouth, Morris, Ocean, Passaic and Union, and the New York counties of Kings (Brooklyn) and Richmond (Staten Island), then to Kearny Financial Corp. public stockholders as of , 2015. The community offering may begin concurrently with, or any time after, the subscription offering. To the extent any shares remain available after the completion of the subscription and community offerings, they may be offered for sale in a syndicated offering or a firm commitment underwritten offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering, if held, will be filled.

Q.	How many shares of stock are being offered, and at what price?

A.	Kearny Financial Corp. is offering a maximum of 78,775,000 shares of common stock at a price of $10.00 per share.

Q.	How much stock can I purchase?

A.	The minimum purchase is 25 shares ($250). As more fully described in the plan of conversion and reorganization and in the prospectus, the maximum purchase by any person in the subscription or community offering is 150,000 shares ($1.5 million). In addition, no person, together with their associates or a group of persons acting in concert, may purchase more than 300,000 shares ($3.0 million) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return your properly completed and signed stock order form, along with full payment for the shares, to Kearny Financial Corp. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 250 Valley Boulevard, Wood-Ridge, NJ 07075. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by Kearny Financial Corp. no later than 4:00 p.m., Eastern Time, on day, , 2015.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Kearny Bank. Checks and money orders must be made payable to Kearny Financial Corp. Withdrawals from a certificate of deposit at Kearny Bank to buy shares of common stock may be made without penalty.

Q.	Can I use my Kearny Bank home equity line of credit to pay for shares of common stock?

A.	No. Kearny Bank cannot knowingly lend funds to anyone to subscribe for shares. This includes the use of funds available through a Kearny Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Kearny Financial Corp. no later than 4:00 p.m., Eastern Time on day, , 2015.

Q.	Can I subscribe for shares using funds in my IRA at Kearny Bank?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Kearny Bank. To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock due to your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you need not close and transfer your IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	I have custodial accounts at Kearny Bank with my minor children. May I use these accounts to purchase stock in the subscription offering?

A.	Yes. However, the stock must be purchased in the name of the minor child. A custodial account does not entitle the custodian to purchase stock in his or her own name. If the child has reached the age of majority, the child must subscribe for the shares.

Q.	I have a business or trust account at Kearny Bank. May I use these accounts to purchase stock in the subscription offering?

A.	Yes. However, the stock must be purchased in the name of the business or trust. A business or trust account does not entitle the owner of or signatory for the business or the trustee to purchase stock in his or her own name.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made by check or money order will earn interest at [interest rate]% from the date the order is processed to the completion or termination of the conversion. Depositors who pay for their stock by withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	Following completion of the conversion, we expect to pay quarterly cash dividends of $0.02 per share. However, the dividend rate and the initial and continued payment of dividends will depend on a number of factors, including our capital requirements, financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. We cannot assure you that any dividends will not be reduced or eliminated in the future.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion, our shares of common stock are expected to trade on the Nasdaq Global Select Market under the symbol “KRNY.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What happens to the Kearny Financial Corp. shares I currently own?

A.	The shares of common stock owned by the existing stockholders of Kearny Financial Corp. will be exchanged for shares of common stock of new Kearny Financial Corp. based on an exchange ratio that will result in existing public stockholders owning approximately the same percentage of new Kearny Financial Corp. common stock as they owned of existing Kearny Financial Corp. common stock immediately prior to the completion of the conversion. The actual number of shares you receive will depend upon the number of shares we sell in our offering and will be announced shortly before the completion of the conversion.

Q.	If I purchase shares of common stock during the offering, when will I receive my stock?

A.	Physical stock certificates will not be issued. Our transfer agent will send you a stock ownership statement, via the Direct Registration System (DRS), by first class mail as soon as possible after the completion of the conversion and offering. Although the shares of Kearny Financial Corp. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with a brokerage firm.

Q.	What is direct registration and DRS?

A.	Direct registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (“book entry”) on the books of Kearny Financial. DRS is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Kearny Financial Corp.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, you may call our Stock Information Center at ( ) - , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

IMPORTANT REMINDER

PLEASE SUPPORT US

Kearny MHC

(Mutual Holding Company for Kearny Bank)

Dear Member:

As a follow-up to our recent proxy mailing, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS on the proposed plan of conversion and reorganization and the establishment and funding of the KearnyBank Foundation. We value your relationship with Kearny Bank and ask for your support by voting the enclosed proxy card today. You can also vote by telephone or Internet, as instructed on the card.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The conversion and reorganization will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Voting does not obligate you to buy stock.

Thank you for choosing Kearny Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (            )             -            .

Sincerely,

Craig L. Montanaro

President and Chief Executive Officer

The Plan and the establishment and funding of the KearnyBank Foundation must be approved by at least a majority of the votes eligible to be cast.

Your Board of Directors urges you to vote “FOR” the Plan and

“FOR” the establishment and funding of the Foundation.

FOR	☑

If you have more than one account you may receive more than one proxy card.

Please support us by voting all proxy cards received.

SECOND REQUEST

PLEASE SUPPORT US

Kearny MHC

(Mutual Holding Company for Kearny Bank)

Dear Member:

As a follow-up to our recent proxy mailing, our records show that YOU HAVE NOT VOTED ALL OF YOUR PROXY CARDS on the proposed plan of conversion and reorganization and the establishment and funding of the KearnyBank Foundation. We value your relationship with Kearny Bank and ask for your support by voting the enclosed proxy card today. You can also vote by telephone or Internet, as instructed on the card.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The conversion and reorganization will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Voting does not obligate you to buy stock.

Thank you for choosing Kearny Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (            )             -            .

Sincerely,

Craig L. Montanaro

President and Chief Executive Officer

The Plan and the establishment and funding of the KearnyBank Foundation must be approved by at least a majority of the votes eligible to be cast.

Your Board of Directors urges you to vote “FOR” the Plan and

“FOR” the establishment and funding of the Foundation.

FOR	☑

If you have more than one account you may receive more than one proxy card.

Please support us by voting all proxy cards received.